Exhibit 99.1

This Statement on Form 3 is filed jointly by the Reporting Persons listed below. The principal business address of each of these Reporting Persons is 333 South Grand Avenue, 28th Fl., Los Angeles, CA 90071.

Name of Designated Filer: OAKTREE FUND GP III, L.P.

Date of Event Requiring Statement: July 23, 2014

Issuer Name and Ticker or Trading Symbol: TSQ

OAKTREE FUND GP III, L.P

By:	/s/	Lisa Arakaki
Name:		Lisa Arakaki
Title:		Managing Director

By:	/s/	Richard Ting
Name:		Richard Ting
Title:		Managing Director, Associate General Counsel & Assistant Secretary

OAKTREE AIF INVESTMENTS, L.P.

By: Oaktree AIF Holdings, Inc.

By:	/s/	Lisa Arakaki
Name:		Lisa Arakaki
Title:		Managing Director

By:	/s/	Richard Ting
Name:		Richard Ting
Title:		Managing Director, Associate General Counsel & Assistant Secretary

OAKTREE AIF HOLDINGS, INC.

By:	/s/	Lisa Arakaki
Name:		Lisa Arakaki
Title:		Managing Director

By:	/s/	Richard Ting
Name:		Richard Ting
Title:		Managing Director, Associate General Counsel & Assistant Secretary

OAKTREE CAPITAL GROUP HOLDINGS, L.P.

By:	Oaktree Capital Group Holdings GP, LLC
Its:	General Partner

By:	/s/	Lisa Arakaki
Name:		Lisa Arakaki
Title:		Managing Director

By:	/s/	Richard Ting
Name:		Richard Ting
Title:		Managing Director, Associate General Counsel & Assistant Secretary

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/	Lisa Arakaki
Name:		Lisa Arakaki
Title:		Managing Director

By:	/s/	Richard Ting
Name:		Richard Ting
Title:		Managing Director, Associate General Counsel & Assistant Secretary